Exhibit 1.1

Ares Acquisition Corporation III

30,000,000 Units1

Underwriting Agreement

June [●], 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As representatives (each, a “Representative” and collectively, the “Representatives”) of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Subject to the terms and conditions stated in this agreement (this “Agreement”), Ares Acquisition Corporation III, a Cayman Islands exempted company (the “Company”), proposes, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 30,000,000 units (the “Firm Units”) of the Company. At the election of the Representatives on behalf of the Underwriters, the Company will also sell up to 4,500,000 additional units to cover over-allotments, if any (the “Optional Units,” the Optional Units, together with the Firm Units, that the Underwriters elect to purchase pursuant to Section 2 of this Agreement being collectively called the “Units”).

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-tenth of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrant(s)”). Unless the Representatives inform the Company of its decision to allow earlier separate trading, the Ordinary Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus subject to: (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below); (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet; and (c) the Company having issued a press release announcing when such separate trading will begin. Upon exercise, each whole Warrant entitles its holder to purchase one Ordinary Share for $11.50 per share, subject to certain adjustments, during the period commencing 30 days after the completion of an initial Business Combination and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation of the Trust Account (as defined below) in accordance with the Amended and Restated Memorandum and Articles of Association of the Company (the “Amended and Restated Memorandum and Articles of Association”) if the Company fails to consummate a Business Combination within the time period indicated in the Amended and Restated Memorandum and Articles of Association (the “Liquidation”). Notwithstanding the foregoing and pursuant to the Warrant Agreement, a fractional warrant may not be exercised, such that only a whole number of warrants may be exercised at any given time by a holder thereof. As used in this Agreement,

[1]	Plus an option to purchase from Company up to 4,500,000 additional Units to cover over-allotments, if any.

the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2026, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Trust Agreement”). Pursuant to the Trust Agreement, the proceeds from the sale of the Private Placement Warrants (defined below) and certain proceeds of the Offering will be deposited and held in a U.S. based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Units and the Optional Units, if and when issued in each case as described more fully in the Prospectus.

The Company has entered into a Warrant Agreement, effective as of [●], 2026, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated March 31, 2026, with Ares Acquisition Holdings III LP, a Cayman Islands exempted limited partnership (the “Sponsor”), in substantially the form filed as Exhibit 10.7 to the Registration Statement (the “Founder’s Subscription Agreement”). Pursuant to the Founder’s Subscription Agreement, the Sponsor purchased 2,875,000 Class B Ordinary Shares, par value $0.0001 per share, of the Company, which it received for an aggregate purchase price of $25,000. As a result of various transactions, the Sponsor currently owns 8,625,000 Class B ordinary shares as of the date of this Agreement, (including the Ordinary Shares issuable upon conversion thereof, the “Founder Shares”), up to 1,125,000 of which are subject to forfeiture depending on the extent to which the Underwriters’ over-allotment option is exercised. The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Prospectus.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of June [●], 2026, with the Sponsor, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Warrant Purchase Agreement”). Pursuant to the Warrant Purchase Agreement, the Sponsor agreed to purchase from the Company an aggregate of 6,200,000 warrants (or up to 6,800,000 warrants depending on the extent to which the Underwriters’ exercise their right to purchase Optional Units), each entitling the holder to purchase one Ordinary Share (the “Private Placement Warrants”), for $1.50 per Private Placement Warrant. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has issued a non-interest bearing, unsecured promissory note for an aggregate amount of $400,000 to the Sponsor in substantially the form filed as Exhibit 10.6 to the Registration Statement (the “Promissory Note”), in exchange for the payment of the equivalent amount by the Sponsor to the Company. These monies have been used to cover expenses relating to the Offering. The Promissory Note will be payable on the earlier to occur of December 31, 2026 or the date of the consummation of the Offering.

The Company has entered into a Registration and Shareholder Rights Agreement, dated as of [●], 2026, with the Sponsor and the other security holders of the Company party to that Agreement, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has granted certain registration and shareholder rights in respect of the Founder Shares and the Private Placement Warrants and the Ordinary

Shares underlying the Private Placement Warrants and the Warrants that may be issued upon conversion of working capital loans.

The Company has caused to be duly executed and delivered by the Sponsor and each of the Company’s officers and directors, dated as of [●], 2026, a letter substantially in the form filed as Exhibit 10.8 to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Services Agreement, dated as of [●], 2026, with the Sponsor, in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Services Agreement”). Pursuant to the Services Agreement and in accordance with its terms, the Company will pay to the Sponsor an aggregate monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. Upon completion of an initial Business Combination or the Liquidation, the Company will cease paying these monthly fees.

1.The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)(i) A registration statement on Form S-1 (File No. 333-[●]) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); (ii) the Initial Registration Statement and any post-effective amendment thereto, each in the form delivered to you, have been declared effective by the Commission in such form; (iii) other than a registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, if any, that increases the size of the Offering (a “Rule 462(b) Registration Statement”), no other document with respect to the Initial Registration Statement has been filed with the Commission; and (iv) to the Company’s knowledge, no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or a Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. For the purposes of this Agreement: (i) any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is called a “Preliminary Prospectus”; (ii) the (x) various parts of the Initial Registration Statement, as amended at the time such part of the Initial Registration Statement became effective; (y) Rule 462(b) Registration Statement, if any, as amended at the time such Rule 462(b) Registration Statement became effective, including all exhibits in such documents and (z) information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act that is deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, are collectively called the “Registration Statement”; (iii) the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) of this Agreement) is called the “Pricing Prospectus”; (iv) the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is called the “Prospectus”; (v) any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is called a “Testing-the-Waters Communication”; (vi) any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is called a “Written Testing-the-Waters Communication”; and (vii) any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is called an “Issuer Free Writing Prospectus.”

(b)(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) at the time of filing, each Preliminary Prospectus conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in the preceding sentence shall not apply, however, to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement).

(c)The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Units, the Ordinary Shares and the Warrants, which registration is currently effective on the date of this Agreement. The Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(d)For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus. Each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communications, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Section 1(d) shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representation and warranty set forth in the preceding sentence shall not apply, however, to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(f)Since the date of the latest audited financial statements included in the Pricing Prospectus, the Company has not: (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or (iii) incurred any liability or obligation, direct or contingent, that is material to the Company, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been: (x) any change in the capital shares or long-term debt of the Company, or (y) any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus. With respect to clause (x) of the preceding sentence, excluded is any change in the capital shares resulting from: (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the

Prospectus; or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus. As used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect or any development involving a prospective material adverse change or effect, in or affecting on the business, properties, earnings, financial condition or business of the Company, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus.

(g)The Company has been: (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h)The Company has an authorized capitalization as set forth in the Pricing Prospectus. All of the issued shares of the Company: (i) have been duly and validly authorized and issued; and (ii) are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Prospectus.

(i)All issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. None of such shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares and Warrants of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding units of the Company are not entitled to preemptive or other rights to subscribe for the Units arising by operation of law, under any agreement filed as an exhibit to the Registration Statement, or under the Amended and Restated Memorandum and Articles of Association. Except as set forth in the Registration Statement, Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(j)The Units have been duly authorized. When issued and delivered against payment for such Units by the Underwriters as provided in this Agreement, the Units: (will be duly and validly issued and fully paid and non-assessable.

(k)The Ordinary Shares included in the Units have been duly authorized. When issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement, the Ordinary Shares: (i) will be validly issued, fully paid and nonassessable; and (ii) will conform to the description of the Units contained in the Pricing Disclosure Package and the Prospectus. The issuance of the Units is not subject to any preemptive or similar rights.

(l)When issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters pursuant to this Agreement, the Warrants included in the Units will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(m)The Ordinary Shares issuable upon exercise of (i) the Warrants included in the Units and (ii) the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and the Private Placement Warrants, as applicable. When issued and delivered against payment for the Warrants included in the Units pursuant to the terms of the Warrants and the Warrant Agreement and registered in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Warrants included in the Units will be validly issued, fully paid and nonassessable. When issued and delivered against payment for the Private Placement Warrants pursuant to the terms of the Private Placement Warrants and the Warrant Agreement and registered in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be validly issued, fully paid and nonassessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders. Such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n)Except as set forth in the Registration Statement, Pricing Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(o)No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date of this Agreement, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(p)Prior to the date of this Agreement, neither the Company nor any of its affiliates has made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Units pursuant to the Registration Statement.

(q)The Founder Shares are duly authorized, validly issued, and fully paid. Except with respect to the forfeiture of certain Founder Shares as described in the Registration Statement upon the failure by the Underwriters to purchase any or all of the Option Securities, the Founder Shares are nonassessable.

(r)The issue and sale of the Units and the compliance by the Company with this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Promissory Note or the Services Agreement and the consummation of the transactions contemplated in this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Promissory Note or the Services Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under: (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) the Amended and Restated Memorandum and Articles of Association (or other applicable organizational document) of the Company, or (C) any statute or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (A) and (C) above for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters.

(s)The Company does not have any expectation, understanding or agreement with any Underwriter for such Underwriter to provide any additional services to the Company after the consummation of the Offering relating to the initial Business Combination, the financing thereof or other related transactions. Any Underwriter’s provision of any such additional services in connection with the initial Business Combination will require the Company’s separate engagement of such Underwriter in connection with the Initial Business Combination and the entry into a related written engagement agreement between such Underwriter and the Company setting forth the terms and conditions of the additional services to be provided by such Underwriter to the Company.

(t)The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act. Such historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted in those financial statements). The summary financial data set forth under the caption “Summary Financial Data” in the Pricing Prospectus, Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Pricing Prospectus, Prospectus and Registration Statement, the information included in the summary financial data. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus, if any, are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(u)The Company is not (i) in violation of its Amended and Restated Memorandum and Articles of Association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Units, under the caption “Taxation,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to in the Pricing Prospectus and Prospectus, are accurate, complete and fair in all material respects.

(w)Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company, is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a

Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(x)The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)The Company has not prepared or used an Issuer Free Writing Prospectus.

(z)WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(aa)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(bb)There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Pricing Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed in the Pricing Prospectus and the Prospectus, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(cc)This Agreement has been duly authorized, executed and delivered by the Company.

(dd)When delivered upon consummation of the Offering, the Private Placement Warrants: (i) will be duly executed, authenticated and issued; and (ii) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principals of general applicability.

(ee)The Trust Agreement has been duly authorized, executed and delivered by the Company. The Trust Agreement is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff)The Warrant Agreement has been duly authorized, executed and delivered by the Company. The Warrant Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(gg)The Founder’s Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor. The Founder’s Subscription Agreement is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(hh)The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor. The Warrant Purchase Agreement is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ii)The Registration Rights Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(jj)The Insider Letter executed by the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively. The Insider Letter is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(kk)The Services Agreement has been duly authorized, executed and delivered by the Company. The Services Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ll)[Reserved]

(mm)The Company has not and, to the Company’s knowledge, no director, officer, agent, employee or other person associated with or acting on behalf of the Company has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010 of the United Kingdom, each as may be amended (collectively, “Anti-Bribery Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn)The operations of the Company and the Sponsor are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of any other governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)The Company has not and, to the Company’s knowledge, no director, officer, agent, employee or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”). The Company is not located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Cuba, Iran and North Korea. The Company will not directly or indirectly use the proceeds of the Offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions; or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(pp)The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted in such financial statements). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated in those schedules. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown in those sections and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, Pricing Prospectus and Prospectus. Except as included the Registration Statement, Pricing Prospectus and Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.

(qq)There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the New York Stock Exchange Listed Company Manual (subject to applicable phase-in Rules). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the New York Stock Exchange corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual.

(rr)There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Units.

(ss)The Company has: (i) filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date of this Agreement; and (ii) paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt)The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business. The Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(uu)Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, prior to the date of this Agreement, the Company has not selected any specific Business Combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

(vv)Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or the FINRA Questionnaires provided to the Representatives, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Units under this Agreement or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(ww)Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or the FINRA Questionnaires provided to the Representatives, the Company has not made any direct or indirect payments (in cash, securities or any other type of “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(xx)Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or the FINRA Questionnaires provided to the Representatives, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(yy)Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge no executive officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(zz)Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(aaa)To the Company’s knowledge, except as disclosed in the FINRA Questionnaires provided to the Representatives, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(bbb)Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(ccc)To the knowledge of the Company, no Company Affiliate has made a subordinated loan to any Member.

(ddd)Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or the FINRA Questionnaires provided to the Representatives, no proceeds from the sale of the Firm Units (excluding underwriting compensation as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(eee)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(fff)The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ggg)No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, executive officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Pricing Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(hhh)The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(iii)Upon delivery and payment for the Units on the Time of Delivery, the Company will not be subject to Rule 419 and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(jjj)From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the time of the execution of this Agreement, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement: (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Unit of $9.80, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto; and (b) in the event that the Underwriters exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Unit set forth in clause (a) of this Section 2 that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase under this Agreement. In the event the Underwriters exercise such election, the purchase price per Optional Unit shall be reduced by an amount per Unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units.

At the purchase price per Unit set forth in the paragraph above, the Company also grants the Underwriters the right to purchase at their election up to 4,500,000 Optional Units, for the sole purpose of covering sales of Units in excess of the number of Firm Units. In the event the Underwriters exercise such right, the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Company, given within a period of 45 calendar days after the date of this Agreement. Any such written notice shall set forth the: (i) aggregate number of Optional Units to be purchased; and (ii) the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 of this Agreement). Notwithstanding the foregoing, you and the Company may otherwise agree in writing to a date earlier than two or later than ten business days after the date of such notice.

In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2 of this Agreement, the Company agrees to pay to the Representatives for and on behalf of the Underwriters a deferred discount of $0.35 per Unit (including both Firm Units and Optional Units) purchased under this Agreement (such aggregate amount, the “Deferred Discount”). Notwithstanding anything to the contrary in this Agreement, subject to the Minimum Deferred Discount, the aggregate amount of the Deferred Discount shall be reduced by $0.35 for each Ordinary Share included in a Unit that is redeemed or otherwise cancelled prior to or in connection with the completion of the initial Business Combination. Notwithstanding the foregoing or anything to the contrary in this Agreement, except for a Placement Agent Adjustment as described below, the Deferred Discount shall in no event be reduced below $2,500,000 in the aggregate (the “Minimum Deferred Discount”). Notwithstanding the foregoing, an amount of the Deferred Discount equal to up to $0.10 per Unit (the “Discretionary Amount”) may be paid at the sole, subjective and absolute discretion of the Company. To the extent it determines to make any such payment of any Discretionary Amount, the Company shall determine the allocations to any Underwriters and/or to third parties not participating in the offering (but who are members of FINRA) that assist the Company in consummating the Company’s initial business combination. Such allocations, if any, shall be at the Company’s sole, subjective and absolute discretion. Such allocation of the Discretionary Amount to third parties shall reduce the aggregate Deferred Discount payable pursuant to this Section 2. Notwithstanding anything to the contrary contained in this Agreement, any such nonpayment of the Discretionary Amount or allocation of the Discretionary Amount to third parties shall not reduce the Minimum Deferred Discount to be paid to the Underwriters. In addition, notwithstanding anything to the contrary in this Agreement, if the Company and either or both of the Representatives enter into a placement agent agreement (a “Placement Agent Agreement”) in connection with a proposed private placement of equity securities of the Company or any proposed target in a Business Combination and the sum of all fees such Representative receives in connection with such Placement Agent Agreement, including placement agent fees, closing fees and any other fees, is greater than such Representative’s portion of the Minimum Deferred Discount, then the Minimum Deferred Discount shall not apply with respect to such Representative (a “Placement Agent Adjustment”) and the aggregate amount of the Deferred Discount shall be reduced by $0.35 for each Ordinary Share included in a Unit that is redeemed or otherwise canceled prior to or in connection with the completion of the initial Business Combination. The Underwriters agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Securities sold pursuant to this Agreement (the “Public Shareholders,”), then: (i) the Representatives for and on behalf of the Underwriters will forfeit any rights or claims to the Deferred Discount (including the Minimum Deferred Discount); and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis. For purposes of this Agreement, the term “Public Shareholders” shall include any officers or directors of the Company solely to the extent they hold any Public Shares. For the avoidance of doubt, the obligations of the Underwriters under this Agreement shall be fully satisfied upon the payment of the purchase price for the Units purchased by the Underwriters on the date of the closing of the Offering without any further conditions.

3.Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus (the “Offering”).

4.(a)The Units to be purchased by each Underwriter, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on June [●], 2026, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Units shall be referred to in this Agreement as the “First Time of Delivery.” Such time and date for delivery of the Optional Units, if not the First Time of Delivery, shall be referred to in this Agreement as the “Second Time of Delivery,” and each such time and date for delivery called a “Time of Delivery.”

(b)The documents to be delivered at each Time of Delivery by or on behalf of the parties pursuant to Section 8 of this Agreement, will be delivered at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. Without limiting the generality of the foregoing, such documents to be delivered shall include the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(n) of this Agreement. A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c)Payment for the Firm Units shall be made as follows: $294,000,000 (or up to $338,100,000 if the Underwriters’ over-allotment option is exercised in full) of the proceeds received by the Company for the Firm Units, including $10,500,000 (or up to $12,075,000 if the Underwriters’ over-allotment option is exercised in full) of the Deferred Discount. The proceeds as set forth in the preceding sentence shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Firm Units through the facilities of DTC. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

5.The Company agrees with each of the Underwriters to:

(a)(i) Prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; (ii) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; (iii) advise you, promptly after it receives notice, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies of any such amendments or supplements; (iv) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (v) advise you, promptly after it receives notice, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)(i) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request; and (ii) comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Units. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required).

(c)Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(d)Make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)Without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC, or except as permitted in the Insider Letter, the Company will not: (i) offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the confidential submission or filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or (ii) publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement. Notwithstanding the foregoing, the Company may: (1) issue and sell the Private Placement Warrants; (2) issue and sell the Optional Units on exercise of the option provided for in this Agreement; (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Private Placement Warrants or Warrants and Ordinary Shares issuable upon exercise of the Private Placement Warrants and the Warrants that may be issued upon conversion of working capital loans; and (4) issue securities in connection with a Business Combination.

(f)Whether directly or indirectly, the Company will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(g)During a period of five years from the effective date of the Registration Statement, or until such earlier time as the Liquidation or the Ordinary Shares and Warrants cease to be publicly traded (the “Termination Date”), to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders. To deliver to you: (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). Notwithstanding the foregoing any documents filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been furnished or delivered to you pursuant to this paragraph.

(h)Until completion of the Business Combination and for a period commencing on the effective date of the Registration Statement and ending five (5) years from the date of the completion of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its commercially reasonable efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act. For the avoidance of doubt, the requirement set forth in the preceding sentence shall no longer apply in the event the Company completes a going private transaction after the completion of a Business Combination. Until completion of the Business Combination and except in connection with a going private transaction after the completion of a Business Combination, the Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act without the prior written consent of the Representatives.

(i)To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

(j)If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. At the time of any such filing, the Company shall either: (i) pay to the Commission the filing fee for the Rule 462(b) Registration Statement; or (ii) give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(k)To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(l)To use its commercially reasonable efforts to list for quotation the Units on the New York Stock Exchange.

(m)On the date of this Agreement, to retain its independent registered public accounting firm to audit the balance sheet of the Company as of the First Time of Delivery (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the First Time of Delivery. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the First Time of Delivery, file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet. Additionally, if not disclosed on such Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 of this Agreement, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Units and its receipt of the proceeds from such sale.

(n)For a period commencing on the effective date of the Registration Statement and ending five (5) years from the date of the completion of the Business Combination or until such earlier time at which the liquidation of the Trust Account occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(o)For a period commencing on the effective date of the Registration Statement and ending on the Termination Date, the Company shall retain a transfer and warrant agent.

(p)To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) the last Time of Delivery.

(q)The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent members of the Company’s board of directors obtains an opinion from an independent entity that commonly renders valuation opinions, that such initial Business Combination is fair to the Company from a financial point of view. Except as disclosed in the Registration Statement, the Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the completion of an initial Business Combination.

(r)For a period of 60 days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination. Such notification shall set forth: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(s)The Company shall advise FINRA, the Representatives and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units.

(t)The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Pricing Prospectus and the Prospectus. The Company will otherwise conduct its business in a reasonable manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(u)The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of the Warrants outstanding from time to time or the Private Placement Warrants and the conversion of the Founder Shares.

(v)Prior to the completion of an initial Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on an initial Business Combination.

(w)Prior to the completion of an initial Business Combination or the Liquidation (as defined below), the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates, in each case, except for any such payments set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(x)The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the completion of the initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(y)To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)The Company shall not take any action or omit to take any action that would cause the Company to be in material breach or violation of its Amended and Restated Memorandum or Articles of Association.

(aa)From and after the date of this Agreement until completion of a Business Combination, the Company will seek to have all material vendors, service providers (other than independent accounting firms), prospective target businesses or other entities with which it does material business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If a prospective target business or material vendors, service providers or third party were to refuse to enter into such a waiver, management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial than any alternative.

(bb)The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon completion of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules. Any such tender offer will also provide each shareholder of the Company with the opportunity prior to the completion of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the completion of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, officers and directors have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the completion of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares held by the shareholders who attend and vote at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination. The Company shall pay no distributions with respect to any other holders of Ordinary Shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 24 months from the closing of the Offering (or 30 months from the Closing of the Offering if the Company enters into a letter of intent with a potential target business in connection with an initial Business Combination, or such earlier date as the Company’s board of directors may approve (the “Completion Window”)) (or such later date as has been approved pursuant to a valid amendment to the Company’s Amended and Restated Memorandum and Articles of Association), the Company will as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less Permitted Withdrawals), divided by the number of then outstanding Public Shares. Any such redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any). Any such redemption will be in favor of applicable law as well as subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and to the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts from the Trust Account with respect to any other shares of the Company. The Company will not propose any amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the Completion Window or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Pricing Prospectus and Prospectus.

(cc)In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the completion of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement. Subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information, the Company shall provide the draft to the Representatives with a reasonable advance opportunity to comment on the draft’s content.

(dd)Upon the completion of the initial Business Combination, the Company will direct the trustee under the Trust Agreement to pay the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the Completion Window (or later date if the Public Shareholders approve an amendment to the Amended and Restated Memorandum and Articles of Association extending such deadline), the Deferred Discount will not be paid to the Representatives on behalf of the Underwriters. In that event, the Deferred Discount shall be included in the distribution of the proceeds held in the Trust Account made to the Public Shareholders upon Liquidation. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ee)If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred an event as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will: (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ff)The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5 of this Agreement.

(gg)Upon the earlier to occur of the expiration or termination of the Underwriters’ option to purchase additional Units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,125,000 by (b) a fraction, (i) the numerator of which is 4,500,000 minus the number of Optional Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 4,500,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase additional Units in full, the Company shall not cancel or otherwise affect the forfeiture of the Founder Shares pursuant to this subsection.

6.(a)The Company represents and agrees that it has not made or used and will not make or use any offer relating to the Units that would constitute an Issuer Free Writing Prospectus.

(b)The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)The Company will endeavor in good faith, in cooperation with the Representatives to qualify, if necessary, the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate. In no event, however, shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that, as a result thereof, the Company would be subject to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject or to taxation as a foreign corporation doing business in such jurisdiction.

(d)The Company agrees that if at any time following issuance of a Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives. If requested by the Representatives, the Company will prepare and furnish without charge to each Underwriter a Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

(e)The Company represents and agrees that: (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Written Testing-the-Waters Communications.

(f)Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7.The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel (including U.S. and Cayman Islands counsel and any other local and special counsel) and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents reasonably requested in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) of this Agreement, including the reasonable, documented out of pocket fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Units on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters (not to exceed $25,000) in connection with, any required review by FINRA of the terms of the sale of the Units; (vi) the cost of preparing share certificates; and (vii) all other reasonable and documented costs and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 of this Agreement, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

8.The obligations of the Underwriters, as to the Units to be delivered at each Time of Delivery, shall be subject to: (i) the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Applicable Time and such Time of Delivery; (ii) the performance by the Company of its obligations under this Agreement. The obligations of the Underwriters shall also be subject to the following additional conditions:

(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no stop order suspending or preventing the use of the Pricing Prospectus or Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Pricing Prospectus, the Prospectus and other related matters as the Representative may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives its written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d)Maples and Calder, Cayman Islands counsel for the Company, shall have furnished the Representatives its written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(e)On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Withum shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)On the effective date of the Registration Statement, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Insider Letter and the Registration Rights Agreement;

(g)Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change or effect, or any development involving a prospective change or effect, in or affecting the business, properties or management, of the Company, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)Since the date of the most recent financial statements included in the Prospectus and the Pricing Prospectus, there has been no Material Adverse Effect, except as set forth in the Prospectus and the Pricing Prospectus;

(i)On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(k)The Company shall have obtained and delivered to the Underwriters an executed copy of the Insider Letter, in form and substance satisfactory to you;

(l)The Company shall have complied with the provisions of Section 5(c) of this Agreement with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations under this Agreement to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9.(a)The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or caused by any omission or alleged omission to state in such documents a material fact required to be stated in such documents or necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred. The Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such documents, including the Underwriter Information.

(b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its executive officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information or any other information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use in such documents; it being understood and agreed upon that the only such information furnished by any Underwriter with respect to sub-section (a) above consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting.”

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement of any such claim. Notwithstanding the foregoing, the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 unless and to the extent it did not otherwise learn of such action and such failure results in actual prejudice to the party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of any such action, the indemnifying party shall be entitled to participate in the defense of such claim or action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to such indemnified party and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this Agreement, neither the assumption of the defense of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has obligation to indemnify any person pursuant to this Agreement.

(e)The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth above, any reasonable, documented legal or other out of pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.(a)If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase under this Agreement at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements. The Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 of this Agreement and the indemnity and contribution agreements in Section 9 of this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12.If this Agreement shall be terminated pursuant to Section 10 of this Agreement, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 of this Agreement. If for any other reason, any Units are not delivered by or on behalf of the Company as provided in this Agreement or the Underwriters decline to purchase the Units for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered. Subject to the reimbursement obligation set forth in the preceding sentence, the Company shall be under no further liability to any Underwriter except as provided in Sections 7 and 9 of this Agreement.

13.In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by J.P. Morgan Securities LLC and Jefferies LLC and on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York, 10017, Attention: Equity Syndicate Desk, and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel (fax no.: (646) 619-4437); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167, Attention: General Counsel, with a copy to Kirkland & Ellis LLP, 2049 Century Park East, 37th Floor, Los Angeles, CA, 90067, Attention: Monica J. Shilling, P.C., Philippa Bond, P.C. and Van Whiting, Esq. (fax no.: (310) 552-5900) and to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Christian Nagler, P.C. and Aaron Simons, Esq. (fax no.: (212) 446-4900).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 of this Agreement, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.As used in this Agreement, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.The Company acknowledges and agrees that: (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York.

19.The Company and each of the Underwriters submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Underwriters waives any objection which it may now or hereafter have to the venue of any such suit or proceeding in such courts. The Company and each of the Underwriters agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

20.To the fullest extent permitted by applicable law, the Company and each of the Underwriters irrevocably waives, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

[Signature Page Follows]

Very truly yours,

Ares Acquisition Corporation III

By:
Name:
Title:

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC
Jefferies LLC
Total	30,000,000	4,500,000

SCHEDULE II

(a)Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b)Additional Documents Incorporated by Reference:

None

(c)Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per unit for the Units is $10.00.

The number of Units purchased by the Underwriters is 30,000,000.

(d)Written Testing-the-Waters Communication:

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.